UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C
(Rule 14c-101)
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
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SILVER HORN MINING LTD.
(Name of Registrant as Specified in its Charter)

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 NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

SILVER HORN MINING LTD.
9446 Dunloggin Road
Ellicott City, Maryland 21042

TO BE EFFECTIVE ON NOVEMBER 8, 2013
DATE FIRST MAILED TO STOCKHOLDERS: NOVEMBER 18, 2013

To the Stockholders of Silver Horn Mining Ltd.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Silver Horn Mining Ltd., a Delaware corporation (the “Company”), in connection with action taken by the holders of a majority of the issued and outstanding voting securities of the Company, by written consent dated November 8, 2013, appointing each of Mohit Bhansali and Andrew Uribe to fill vacancies on the board of directors. The actions taken pursuant to the written consent were effective on November 8, 2013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

Sincerely,

/s/ Andrew Uribe
Andrew Uribe
Chief Executive Officer
Silver Horn Mining Ltd.

 SILVER HORN MINING LTD.
9446 Dunloggin Road
Ellicott City, Maryland 21042

INFORMATION STATEMENT
General

Silver Horn Mining Ltd., a Delaware corporation (the “Company,” “we,” “us,” or “our”), is sending you this Information Statement solely for the purpose of informing our stockholders of record as of November 8, 2013 (the “Record Date”), in the manner required by Regulation 14(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Delaware General Corporation Law (the “DGCL”), of the actions taken by our stockholders by written consent in lieu of a special meeting and other related corporate actions. No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

Summary of the Corporate Actions

On November 8, 2013, Daniel Bleak, John Eckersley and Joe Wilkins, Jr. resigned as directors of Silver Horn Mining Ltd. (the “Company”) effective immediately (as previously disclosed in our Form 8-K filed with the Securities and Exchange Commission on November 15, 2013). On November 8, 2013, Auracana LLC (“Auracana”), the stockholder holding a super majority of the Company’s voting stock, executed a written consent appointing each of Mohit Bhansali and Andrew Uribe to fill the vacancies created by the resignations of Mr. Bleak, Mr. Eckersley and Mr. Wilkins (collectively, the “Director Changes”).

The Company commenced mailing this Information Statement on November 18, 2013 to its stockholders of record as of the Record Date. The Company’s principal executive offices are located at 9446 Dunloggin Road, Ellicott City, Maryland 21042, and the Company’s telephone number is (443) 742-2134.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Under the DGCL and the Company’s Bylaws, the filling of vacancies may be effected by the written consent of stockholders holding a majority of the voting power of all of our capital stock.

On November 8, 2013, we received a written consent of stockholders, executed by Auracana and dated November 8, 2013, approving the Director Changes.

As of the Record Date, the Company had 253,033,555 shares of common stock outstanding and entitled to vote, 3,000,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) outstanding and entitled to vote and 1,000,000 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”). Each share of common stock and Series D Preferred Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to 250 votes. As of the Record Date, Auracana owned 3,000,000 shares of Series A Preferred Stock and was entitled to an aggregate of 750,000,000 votes, or a super majority of the Company’s voting power. Accordingly, the written consent executed by Auracana is sufficient to approve the actions contemplated herein and no further stockholder action is required.

Effective Date

The actions taken pursuant to the written consent executed by Auracana were effective November 8, 2013.

Notice Pursuant to the Company’s Bylaws and Delaware General Corporation Law

Pursuant to Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228(e) of the DGCL.

Appraisal Rights

Stockholders of the Company are not entitled to appraisal rights under the DGCL in connection with the Director Changes.

ELECTION OF DIRECTORS

On November 8, 2013, Auracana, the holder of a super majority of our common stock, executed and delivered to us a written consent adopting resolutions providing for the election of each of Mohit Bhansali and Andrew Uribe, each to hold such office until the next annual meeting of the stockholders and until their successors have been duly elected and qualified.

BOARD OF DIRECTORS

Set forth below are the names, ages and certain biographical information relating to our board of directors:

Name of Director	Director since	Age	Position

Mohit Bhansali	2013	38	Director

Andrew Uribe	2013	55	Director, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer

Mohit Bhansali, Director

Mr. Bhansali, 38, has served as a director of Spiral Energy Tech., Inc. (formerly Solid Solar Energy, Inc.) since December 26, 2011 and as its President and Secretary since December 27, 2011.  Mr. Bhansali served as the Chief Executive Officer, Chief Financial Officer and Treasurer of Spiral Energy Tech., Inc. from December 26, 2011 through April 25, 2013.  Mr. Bhansali has served as the President and a director of Northern Wind Energy Corp. (formerly Icarus Wind Energy, Inc.) since December 26, 2011 and as the Secretary of Northern Wind Energy Corp. since December 27, 2011.  He served as the Chief Executive Officer, Chief Financial Officer and Treasurer of Northern Wind Energy Corp. from December 26, 2011 through October 15, 2013.  He has served as the Chief Operating Officer of Equity Stock Transfer since November 11, 2011, as a partner of Deadbeat Records LLC since 2010, as a securities specialist at Sichenzia Friedman Ference LLP from 2009 through 2011 and as a securities specialist at Haynes and Boone, LLP from 2006 through 2009.  Mr. Bhansali’s qualifications to serve on the board include his entrepreneurial experience and his knowledge of capital markets.

Andrew Uribe, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Mr. Uribe, 55, has served as the President of the Calima Group LLC since September 1999. Mr. Uribe served as the sole officer and director of Marathon Patent Group, Inc. (formerly American Strategic Minerals Corporation) from December 29, 2011 through January 26, 2012.   Mr. Uribe served as president and director of Emmy’s Salsa AJI Distribution Company, Inc. from July 2006 to December 2008 and the sole director of Spiral Energy Tech., Inc. and Northern Wind Energy Corp from 2008 through 2011.  Mr. Uribe’s qualifications to serve on the board include his entrepreneurial experience and prior experience as an officer and director of a small public company.

BOARD AND COMMITTEE MEETINGS

Our board of directors did not hold any formal meetings during the fiscal year ended December 31, 2012.

Audit Committee. We intend to establish an audit committee of the board of directors once we have satisfied the other initial listing standards for listing our common stock on the Nasdaq Stock Market or another national exchange.  The audit committee will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties will be to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. We intend to establish a compensation committee of the board of directors once we have satisfied the other initial listing standards for listing our common stock on the Nasdaq Stock Market or another national exchange. The compensation committee will review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee will also administer our stock option plans and recommend and approve grants of stock options under such plans.  Due to our small size we do not believe it is necessary to form a compensation committee at this time.   Each of our directors participates in the consideration of executive officer and director compensation.

Independence of Directors

We currently have two directors serving on our Board of Directors, Mr. Uribe and Mr. Bhansali.  We are not a listed issuer and, as such, are not subject to any director independence standards.  Using the definition of independence set forth in the rules of the Nasdaq Stock Market, Mr. Bhansali would be considered an independent director of the Company.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chief Executive Officer positions should be separate or combined with a position on the Company’s Board of Directors, we have traditionally determined that it is in the best interests of the Company and its shareholders to partially combine these roles.  Due to the small size of the Company, we believe it is currently most effective to have the Chief Executive Officer positions partially combined with a position on the Company’s Board of Directors.

Our Board of Directors is primarily responsible for overseeing our risk management processes.  The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the Board’s appetite for risk. While the Board oversees our company, our company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Nomination Process

Our board as a whole has elected to retain for itself the functions of the nominating and governance committee, and therefore does not have a standing nominating committee. Each director of our board participates in the consideration of director nominees. In identifying and evaluating individuals, including individuals proposed by stockholders, our board considers the appropriate balance of experience, skills and characteristics required of the board of directors. Nominees for director are selected based on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to board duties.

In the ordinary course, absent special circumstances or a material change in the criteria for board membership, our board will re-nominate incumbent directors who continue to be qualified for board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the board occurs between annual stockholder meetings, our board will seek out potential candidates for board appointment who meeting the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from our board, our senior management, stockholder nominations, and, if our board deems appropriate, a third-party search firm. Our board will evaluate each candidate’s qualifications and check relevant references. Candidates meriting serious consideration will then meet with the members of our board, which will evaluate which of the prospective candidates is qualified to serve as a director and whether such candidate should be appointed to fill a vacancy or presented for the approval of stockholders, as appropriate.

Our board believes that the interests of the stockholders are best served by a board of directors whose members collectively have a diverse balance of experience, skills and characteristics as appropriate to our business because it encourages a full discussion on board topics from a variety of viewpoints and with the benefit of many different experiences. Although we do not have a policy regarding diversity, in looking for a candidate who will best meet the particular needs of the board at the time, our board does consider whether specific skills, background and work experience of a candidate would add to and complement the existing viewpoints represented by the present members of our board. Our board believes that the current board composition does represent a diversity of experience and skills appropriate to our business.

PROCESS FOR SENDING COMMUNICATIONS TO OUR BOARD OF DIRECTORS

Our board of directors maintains a process for stockholders to communicate with the board. Stockholders wishing to communicate with our board of directors or any individual director must mail a communication addressed to the board or the individual director to the board of directors of Silver Horn Mining Ltd., 9446 Dunloggin Road, Ellicott City, Maryland 21042. Any such communication must state the number of shares of common stock beneficially owned by the stockholder making the communication. All of such communications will be forwarded to the full board of directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case we have the authority to discard the communication or take appropriate legal action regarding the communication.

Nomination by Stockholders

Our board of directors accepts director nominations made by stockholders. Our board of directors may consider those factors it deems appropriate in evaluating director nominees, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to us, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of our board of directors, certain factors may be weighed more or less heavily. In considering candidates for our board of directors, they evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met by a nominee. They will consider candidates from any reasonable source, including current board members, stockholders, professional search firms or other persons. They will not evaluate candidates differently based on who has made the recommendation.

Our By-Laws include a provision that permits a stockholder of record to submit to us in a written proposal the name of any person whom the stockholder wishes to nominate as a candidate for election to the board of directors. Such written proposal of nomination shall set forth: (A) the name and address of the stockholder who intends to make the nomination, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (B) the name, age, business address and, if known, residence address of each person so proposed, (C) the principal occupation or employment of each person so proposed for the past five years, (D) the number of shares of capital stock of the corporation beneficially owned within the meaning of Securities and Exchange Commission Rule 13d-1 by each person so proposed and the earliest date of acquisition of any such capital stock and the class and number of shares of the corporation which are beneficially held by such stockholder, any voting rights with respect to shares not beneficially owned and other ownership or voting interest in shares of the corporation, whether economic or otherwise, including derivatives and hedges, (E) a description of any arrangement or understanding between each person so proposed and the stockholder(s) making such nomination with respect to such person's proposal for nomination and election as a director and actions to be proposed or taken by such person if elected a director, (F) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were to be solicited for the election as a director of each person so proposed.

Nominations by a stockholder of candidates for election to the board of directors by stockholders at a meeting of stockholders or upon written consent without a meeting may be made only if the stockholder complies with the procedures set forth in our By-Laws, and any candidate proposed by a stockholder not nominated in accordance with such provisions shall not be considered or acted upon for execution at such meeting of stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our voting securities as of the Record Date by:

●	each person known by us to beneficially own more than 5.0% of any class of our voting securities;
●	each of our directors;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or dispositive power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned each beneficial owner’s address is c/o Silver Horn Mining Ltd., 9446 Dunloggin Road, Ellicott City, Maryland 21042.

As of the Record Date, we had 253,033,555 shares of common stock issued and outstanding, 3,000,000 shares of Series A Preferred Stock issued and outstanding and 1,000,000 shares of Series D Preferred Stock issued and outstanding.  Each share of common stock and each share of Series D Preferred Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to 250 votes.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from the Record Date upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the Record Date have been exercised and converted.

Title of Class	Name of Beneficial Owner	Shares Beneficially Owned		Percentage of Class (1)
5% Owners
Common Stock	Michael Baybak	13,541,667		5.35%
Common Stock	Michael Brauser	13,050,000		5.71%
Common Stock	Frost Gamma Investments Trust (2)	19,000,000		7.51%
Common Stock	Sandor Master Capital Fund L.P. (3)	15,000,000		5.93%
Series A Preferred Stock	Auracana, LLC (4)	3,000,000		100.00%
Series D Preferred Stock	Michael Brauser	500,000		50.00%
Series D Preferred Stock	Barry Honig	500,000		50.00%

Officers and Directors
Common Stock	Daniel Bleak	34,500,000	(5)	13.99%

All Officers and Directors (3 people)
Common Stock		34,500,000	(5)	13.99%

(1)
The percentage of common stock is calculated based on 253,033,555 shares of common stock and does not account for (i) the issuance of 8,112,733 shares of common stock and (ii) the cancellation of 34,500,000 shares of common stock, each effected following the appointments of Mr. Bhansali and Mr. Uribe to the board of directors.

(2)	Dr. Philip Frost is the trustee and a control person of Frost Gamma Investments Trust and, as such, has sole voting and dispositive power over the securities held by Frost Gamma Investments Trust.

(3)	John Lemak is the manager and a control person of Sandor Master Capital Fund L.P., and, as such, has sole voting and dispositive power over the securities held by Sandor Master Capital Fund L.P.
(4)	Glenn Kesner is the president and a control person of Auracana, LLC and, as such, has sole voting and dispositive power over the securities held by Auracana, LLC.

(5)
Immediately following the appointment of Mr. Bhansali and Mr. Uribe to the board of directors, Mr. Bleak and the Company entered into an agreement to cancel 34,500,000 shares of common stock held by Mr. Bleak.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our review of copies of Forms 3, 4 and 5 filed with the SEC or written representations from certain reporting persons, we believe that during fiscal year ended December 31, 2012, all officers, directors, and greater than ten-percent beneficial owners timely complied with the applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective April 3, 2011, we entered into a consulting agreement with Mr. Bleak, who was appointed as our Chief Executive Officer and Chairman on May 2, 2011 and as our Chief Financial Officer on May 11, 2011, pursuant to which we agreed to pay him a fee of $5,000 per month for each of April, May and June 2011 as compensation for his professional services.  Mr. Bleak resigned from all positions with us on November 8, 2013.

On April 26, 2011, we purchased a quitclaim deed for the 76 Property from Can-Am Gold Corp. that conveyed to us all of Can-Am Gold Corp.’s rights, title and interest in 36 unpatented lode mining claims located in Yavapai County, Arizona.  We paid ten dollars ($10.00) as consideration for the quitclaim deed.  At the time of the transaction, Mr. Bleak was the president and sole director of Can-Am Gold Corp.

On May 2, 2011, we issued Mr. Bleak 10,000,000 shares of common stock and a five year option to purchase 30,000,000 shares of common stock, which was exercisable in equal amounts on each of May 2, 2012, 2013 and 2014.  The option was cancelled on February 21, 2012.

Between May 2011 and September 2011 we rented warehouse space in Apache Junction, Arizona from Pinal Realty Investments, Inc. pursuant to a month to month lease agreement.  We paid Pinal Realty Investments, Inc., an aggregate of $1,000 a month in rent and management fees.  At the time of the payments, Mr. Bleak was a director, officer and part owner of Pinal Realty Investments, Inc.

On June 1, 2011, we entered into a one year services and employee leasing agreement with MJI Resource Management Inc. (“MJI”) pursuant to which it made available to us six of its employees, including Mr. Bleak, for the purpose of performing management, operations, legal, accounting and resource location services.  Mr. Eckersley, our former director, was a director of MJI.  The agreement stipulated that we pay MJI $15,000 a month and the six employees an aggregate of $11,000 a month under this agreement in each of June and July 2011, provided however, that such payments may be adjusted for additional services.  The agreement was amended on August 1, 2011 such that, commencing in August 2011, we were to pay MJI $25,000 a month and the six employees an aggregate of $11,000 a month, as such payments may be adjusted for additional services.  The agreement was further amended on October 1, 2011 to extend its term to five years.  Pursuant to this agreement, from the period from June 1, 2011 through December 31, 2011, we paid MJI a total of $155,000, we directly paid the six employees $169,471 and we paid certain subcontractors $17,255.  Mr. Bleak received a total of $75,828 under this agreement.

In 2012, pursuant to the services and employee leasing agreement, we directly paid the six employees $14,565, and we paid certain contractors $3,083.  Mr. Bleak received a total of $12,775 under this agreement in 2012.

On November 8, 2013, the Company entered into a debt forgiveness agreement with MJI, pursuant to which MJI forgave (i) $1,264,253 owed to it pursuant to outstanding invoices less $175,000 and (ii) all other debt incurred by the Company from January 1, 2011 through the November 8, 2013.  The Company agreed to pay MJI $175,000 upon the closing of any future purchase of all or substantially all of the assets of a privately held or public operating company and simultaneous capital raising transaction (the “Financing”) as (i) a cash payment, (ii) conversion into the applicable dollar amount of securities issued by the Company in the Financing upon the same terms provided to the other investors in the Financing or (iii) a combination of (i) and (ii).  At the current time, the Company has not entered into any definitive agreements in connection with a Financing.

We moved to our former current facilities in Apache Junction, Arizona on October 3, 2011. These facilities were provided to us at no cost by MJI.

On February 24, 2012, we issued Mr. Bleak 25,000,000 shares of common stock as compensation for his continued services.

On February 29, 2012, we entered into a note purchase agreement with Mr. Bleak pursuant to which we sold him $23,529.41 of convertible promissory notes at an aggregate purchase price of $20,000.   The note had an original conversion price of $0.05 per share.  Mr. Bleak entered into an agreement to convert this note into 784,300 shares of our common stock at $0.03 per share on November 8, 2013.

Also on February 29, 2012, we entered into a note purchase agreement with a 5% shareholder pursuant to which we sold him $14,706 of convertible promissory notes.  The note had an original conversion price of $0.05 per share.  The shareholder entered into an agreement to convert this note into 490,200 shares of our common stock at $0.03 per share on November 8, 2013.

On May 9, 2012, we issued a warrant to purchase 750,000 shares of our common stock and $37,500 of our 6% convertible debentures for an aggregate purchase price of $37,500 to a 5% shareholder.   The warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.05, subject to adjustment in certain circumstances. The investor may exercise the warrant on a cashless basis if the fair market value (as defined in the warrant) of one share of common stock is greater than the initial exercise price.  The shareholder entered into an agreement to convert this debenture and a $100,000 debenture issued to him in 2010 into an aggregate of 4,583,333 shares of our common stock at $0.03 per share on November 8, 2013.  The original conversion price of the debentures was $0.05.

The Company has not adopted written policies and procedures specifically for related person transactions. The board of directors is responsible to approve all related party transactions.

CERTAIN INFORMATION RELATED TO EXECUTIVE OFFICERS

Set forth below is the name of our sole executive officer as of November 8, 2013.

Name	Age	Position

Andrew Uribe	55	Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer

EXECUTIVE OFFICERS

Our sole executive officer is appointed at the discretion of our board of directors with no fixed term. There are no family relationships between or among our executive officer and directors.

There are no agreements or understandings for our executive officer or directors to resign at the request of another person and neither our executive officer nor our directors are acting on behalf of or will act at the direction of any other person.

Andrew Uribe, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer

See biographical information set forth above under “Board of Directors.”

EXECUTIVE COMPENSATION

 The following table summarizes the overall compensation earned over each of the past two fiscal years ending December 31, 2012 by each person who served as our principal executive officer during fiscal 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)		All Other Compensation ($)	Total ($)
Daniel Bleak (2)	2011	90,828	500,000	(3)	—	590,828
(Current Chief Executive Officer, Chief Financial Officer and Chairman)	2012	12,775	3,500,000	(4)	—	3,512,775

(1)  Reflects the grant date fair values of stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718.  All stock awards have been adjusted for our 1:150 reverse stock split effective August 25, 2009, our 2:1 forward exchange effective April 21, 2010 and our 2:1 stock dividend issued to certain stockholders on December 31, 2010.

(2)  Mr. Bleak was appointed as our Chairman and Chief Executive Officer on May 2, 2011 and as our Chief Financial Officer on May 11, 2011.
(3) In connection with his appointment on May 2, 2011, Mr. Bleak was awarded 10,000,000 shares of common stock and a five year option to purchase 30,000,000 shares of our common stock.  The option was exercisable for cash or shares of common stock at an exercise price of $0.05 per share as to one third of the number of shares granted on each of the first, second and third anniversaries of the date of grant.  The option was cancelled on February 21, 2012 and the shares were cancelled on November 8, 2013.
(4) Mr. Bleak was issued 25,000,000 shares on February 21, 2012 as compensation for his services. Amount equals grant date fair value determined for financial reporting purposes in accordance with generally accepted accounting principles.  Mr. Bleak and the Company entered into an agreement to cancel these shares on November 8, 2013.

Agreements and Option Grant

Effective April 3, 2011 we entered into a consulting agreement with Mr. Bleak that terminated on June 30, 2011, pursuant to which we paid Mr. Bleak $5,000 a month for three months as compensation for his professional services.

On June 1, 2011, we entered into a one year services and employee leasing agreement with MJI pursuant to which it made available to us six of its employees, including Mr. Bleak, for the purpose of performing management, operations, legal, accounting and resource location services.  The agreement stipulated that we pay MJI $15,000 a month and the six employees an aggregate of $11,000 a month under this agreement in each of June and July 2011, provided however, that such payments may be adjusted for additional services.  The agreement was amended on August 1, 2011 such that, commencing in August 2011, we were to pay MJI $25,000 a month and the six employees an aggregate of $11,000 a month, as such payments may be adjusted for additional services.  The agreement was further amended on October 1, 2011 to extend its term to five years.  Pursuant to this agreement, from the period from June 1, 2011 through December 31, 2011, we paid MJI a total of $155,000, we directly paid the six employees $169,471 and we paid certain subcontractors $17,255.  We paid Mr. Bleak a total of $75,828 pursuant to this agreement.  For the fiscal year December 31, 2012, we directly paid the six employees $14,565 and we paid certain subcontractors $3,083.  We paid Mr. Bleak a total of $12,775 pursuant to this agreement.

On November 8, 2013, the Company entered into a debt forgiveness agreement with MJI, pursuant to which MJI forgave (i) $1,264,253 owed to it pursuant to outstanding invoices less $175,000 and (ii) all other debt incurred by the Company from January 1, 2011 through the November 8, 2013.  The Company agreed to pay MJI $175,000 upon the closing of any future purchase of all or substantially all of the assets of a privately held or public operating company and simultaneous capital raising transaction (the “Financing”) as (i) a cash payment, (ii) conversion into the applicable dollar amount of securities issued by the Company in the Financing upon the same terms provided to the other investors in the Financing or (iii) a combination of (i) and (ii).  At the current time, the Company has not entered into any definitive agreements in connection with a Financing.

In connection with his appointment on May 2, 2011, we awarded Mr. Bleak 10,000,000 shares of common stock and a five year option to purchase 30,000,000 shares of our common stock.  The option was exercisable for cash or shares of common stock at an exercise price of $0.05 per share as to one third of the number of shares granted on each of the first, second and third anniversaries of the date of grant.  The option was cancelled on February 21, 2012. Also on February 21, 2012 we issued Mr. Bleak 25,000,000 shares as compensation for his services.

On November 8, 2013, the Company entered into an agreement to cancel all 34,500,000 shares of common stock held by Mr. Bleak pursuant to the terms of a cancellation and recapitalization agreement.

Compensation Committee Interlocks and Insider Participation

The Company does not have a compensation committee.  During the fiscal year ended December 31, 2012, each of Mr. Bleak, Mr. Wilkins and Mr. Eckersley participated in deliberations of the board of directors concerning executive officer compensation.   Mr. Bleak served as the Company’s sole officer in 2012.

Director Compensation

The compensation paid to Mr. Bleak for the years ending December 31, 2011 and 2012 is fully set forth above.  Mr. Eckersley and Mr. Wilkins did not receive any compensation for their services as our directors for the years ending December 31, 2011 and 2012.

AVAILABLE INFORMATION

Our reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities of the SEC at Room 1580, 100 F Street, NE, Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at Room 1580, 100 F Street, NE, Washington, D.C. 20549. In addition, these reports, proxy statements and other information, including this Information Statement, are available through the SEC’s website (http://www.sec.gov).

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at: 9446 Dunloggin Road, Ellicott City, Maryland 21042, Attention: Andrew Uribe, or by calling (443) 742-2134. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.

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Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By order of the Board of Directors

/s/ Andrew Uribe
Andrew Uribe Chief Executive Officer Silver Horn Mining Ltd.

November 18, 2013
Ellicott City, Maryland